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                                                                   EXHIBIT 10(n)

                             AMENDED AND RESTATED
                                TIDEWATER INC.
                           1997 STOCK INCENTIVE PLAN
                           (Effective June 9, 2000)



     WHEREAS, Tidewater Inc., a Delaware corporation (the "Company"), restated the Tidewater Inc. 1997 Stock Incentive Plan (the "Plan") effective October 1, 1999; and

     WHEREAS, the Company wishes to amend the Plan to extend the post-retirement exercise period of options granted to non-employee directors under the Plan in 1997 and to be granted in the future to non-employee directors under the Plan;

     NOW, THEREFORE, pursuant to the power provided to the Board in Section 9.10.A. of the Plan, Section 8.4 of the Plan entitled "Exercise After Termination of Board Service" is hereby amended to read as set forth herein and, as so amended, the Plan is hereby restated in its entirety as follows:

          1. PURPOSE. The purpose of the 1997 Stock Incentive Plan (the "Plan") of Tidewater Inc. ("Tidewater") is to increase shareholder value and to advance the interests of Tidewater and its subsidiaries (collectively, the "Company") by furnishing stock-based economic incentives (the "Incentives") designed to attract, retain and motivate key employees, officers and directors and to strengthen the mutuality of interests between such employees, officers and directors and Tidewater's shareholders. Incentives consist of opportunities to purchase or receive shares of common stock, $.10 par value per share, of Tidewater (the "Common Stock"), on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation of which Tidewater owns (directly or indirectly) within the meaning of Section 425(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock.

          2.  ADMINISTRATION.

          2.1. COMPOSITION. The Plan shall be administered by the Compensation Committee of the Board of Directors of Tidewater or by a subcommittee thereof (the "Committee"). The Committee shall consist of not fewer than two members of the Board of Directors, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule, and (b) qualify as an "outside director" under Section 162(m) of the Code.

          2.2. AUTHORITY. The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into

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     agreements with participants as to the terms of the Incentives (the
     "Incentive Agreements") and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof. The Committee shall not have authority to award Incentives under the Plan to directors who are not also employees of the Company ("Outside Directors"). Outside Directors may receive awards under the Plan only as specifically provided in Section 8 hereof.

          3. ELIGIBLE PARTICIPANTS. Key employees and officers of the Company (including officers who also serve as directors of the Company) shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate personnel of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to determine or modify performance objectives for those participants. Outside Directors may participate in the Plan only as specifically provided in Section 8 hereof.

          4. TYPES OF INCENTIVES. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; and (c) restricted stock.

          5.  SHARES SUBJECT TO THE PLAN.

          5.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 9.5, a total of 3,000,000 shares of Common Stock are authorized to be issued under the Plan. Incentives with respect to no more than 500,000 shares of Common Stock may be granted through the Plan to a single participant in one calendar year. In the event that a stock option granted hereunder expires or is terminated or cancelled prior to exercise, any shares of Common Stock that were issuable thereunder may again be issued under the Plan. In the event that shares of restricted stock are issued as Incentives under the Plan and thereafter are forfeited such forfeited shares may again be issued under the Plan. Additional rules for determining the number of shares granted under the Plan may be made by the Committee, as it deems necessary or appropriate.

          5.2. TYPE OF COMMON STOCK. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

          6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from Tidewater. Stock options granted under this Plan may be incentive stock options or non-qualified stock options. Any option that is

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     designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

          6.1. PRICE. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 9.5; provided that in no event shall the exercise price be less than the Fair Market Value of a share of Common Stock on the date of grant, except that in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then Fair Market Value in order to replace options previously granted by one or more parties to such transaction (or their affiliates) so long as the aggregate spread on such replacement options for any recipient of such options is equal to or less than the aggregate spread on the options being replaced.

          6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5.1 and subject to adjustment as provided in Section 9.5.

          6.3. DURATION AND TIME FOR EXERCISE. The term of each stock option shall be determined by the Committee. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 9.11.

          6.4. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid by (a) cash; (b) uncertified or certified check; (c) unless otherwise determined by the Committee, by delivery of shares of Common Stock held by the optionee for at least six months, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) unless otherwise determined by the Committee, through arrangements with a brokerage firm under which such firm, on behalf of the optionee, will pay the exercise price to the Company and the Company will promptly deliver to such firm the number of shares of Common Stock subject to the option so that the firm may sell such shares, or a portion thereof, for the account of the optionee, or (e) in such other manner as may be authorized from time to time by the Committee.

          6.5. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

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          A.  Any Incentive Stock Option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as Incentive Stock Options.

          B. All Incentive Stock Options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

          C. Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

          D. No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

          E. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Tidewater or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, such options shall not be treated, for federal income tax purposes, as Incentive Stock Options.

          7.  RESTRICTED STOCK.

          7.1. GRANT OF RESTRICTED STOCK. The Committee may award shares of restricted stock to such officers and key employees as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of restricted stock may also be subject to the attainment of specified performance goals or targets. To the extent restricted stock is intended to qualify as performance-based compensation under Section 162(m) of the Code, it must be granted subject to the attainment of performance goals as described in
     Section 7.2 below and meet the additional requirements imposed by Section 162(m).

          7.2 PERFORMANCE-BASED RESTRICTED STOCK. To the extent that restricted stock granted under the Plan is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return

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     on total capital, safety performance, reduction of expenses or increase in cash flow of Tidewater, a division of Tidewater or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The Committee may not waive any of the pre-established performance goal objectives, except that such objectives shall be waived as provided in Section 9.11 hereof, or as may be provided by the Committee in the event of death, disability or retirement.

          7.3. THE RESTRICTED PERIOD. At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted (the "Restricted Period"). The Restricted Period shall be a minimum of three years, except that if the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 9.3 and under the conditions described in Section 9.11 hereof.

          7.4. ESCROW. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

     The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Tidewater Inc. 1997 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Tidewater Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

          7.5. DIVIDENDS ON RESTRICTED STOCK. Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

          7.6. FORFEITURE. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and the certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 9.5 due to a recapitalization, merger or other change in capitalization.

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          7.7.  EXPIRATION OF RESTRICTED PERIOD.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

          7.8. RIGHTS AS A SHAREHOLDER. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a shareholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

     8.  STOCK OPTIONS FOR OUTSIDE DIRECTORS.

          8.1 GRANT OF OPTIONS. Beginning with the 1997 annual meeting of stockholders and for as long as the Plan remains in effect and shares of Common Stock remain available for issuance hereunder, each Outside Director shall be automatically granted a non-qualified stock option on the day of the annual meeting of stockholders of Tidewater, provided such Outside Director continues to serve as a director following such annual meeting.
     An option to purchase no more than 5,000 shares shall be granted to each Outside Director each year, the exact number of which shall be set by the Committee.

          8.2 EXERCISABILITY OF STOCK OPTIONS. The stock options granted to Outside Directors under this Section 8 shall become exercisable six months following the date of grant and shall expire ten years following the date of grant.

          8.3 EXERCISE PRICE. The Exercise Price of the Stock Options granted to Outside Directors shall be equal to the Fair Market Value, as defined in the Plan, of a share of Common Stock on the date of grant. The Exercise Price may be paid as provided in Section 6.4 hereof.

     8.4  EXERCISE AFTER TERMINATION OF BOARD SERVICE.

          In the event an Outside Director ceases to serve on the Board, the stock options granted hereunder must be exercised, to the extent otherwise exercisable at the time of termination of Board service, within one year from termination of Board service; provided, however, that

               (a) In the event of termination of Board service as a result of death or disability, the stock options must be exercised within two years from the date of termination of Board service;

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               (b) As to stock options granted to Outside Directors under the
          Plan on the dates of the annual meetings of stockholders of Tidewater held in 1998 and 1999, in the event of termination of Board service as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options must be exercised within two years from the date of termination of Board service;

               (c) As to stock options granted to Outside Directors under the Plan on the date of the annual meetings of stockholders of Tidewater held in 1997 and in the year 2000 and thereafter, in the event of termination of Board service as a result of retirement (at age 65 or later or after having completed five or more years of service on the Board), the stock options must be exercised within five years from the date of termination of Board service;

     and further provided, that no stock options may be exercised later than 10 years after the date of grant.

          9.  GENERAL.

          9.1. DURATION. Subject to Section 9.10, the Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

          9.2. TRANSFERABILITY. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

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          9.3.  EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. Except as provided in Section 8.4 with respect to Outside Directors, in the event that a participant ceases to be an employee of the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee in the Incentive Agreement. The Committee has complete authority to modify the treatment of an Incentive in the event of termination of employment of a participant by means of an amendment to the Incentive Agreement. Consent of the participant to the modification is required only if the modification materially impairs the rights previously provided to the participant in the Incentive Agreement.

          9.4. ADDITIONAL CONDITION. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          9.5. ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievement of performance objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the

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     shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under this Plan and the substitution or adjustment shall be limited by deleting any fractional share.

          9.6. INCENTIVE AGREEMENTS. The terms of each Incentive shall be stated in an agreement approved by the Committee.

          9.7.  WITHHOLDING.

          A. The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the issuance of Common Stock, the lapse of restrictions on Common Stock or the exercise of an option, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

          B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Internal Revenue Code with respect to shares of restricted stock, an Election is not permitted to be made.

          9.8. NO CONTINUED EMPLOYMENT. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

          9.9. DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any Incentive shall be made as provided in the Incentive Agreement. Payment may be deferred at the option of the participant if provided in the Incentive Agreement.

          9.10.  AMENDMENTS TO OR TERMINATION OF THE PLAN.

          A. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without

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     stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as "performance- based" compensation under Section 162(m) or any successor provision, if such qualification is deemed necessary or advisable by the Committee.

          B. Any provision of this Plan or any Incentive Agreement to the contrary notwithstanding, the Committee may cause any Incentive granted hereunder to be cancelled in consideration of a cash payment or alternative Incentive made to the holder of such cancelled Incentive equal in value to such cancelled Incentive. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

          9.11.  CHANGE OF CONTROL; TENDER OFFER OR EXCHANGE OFFER.

          A. This Section 9.11 has been amended, effective October 1, 1999 (the "Amendment") to read as provided herein. However, to the extent that (and only to the extent that) any right to which a grantee of outstanding options or restricted stock under the Plan is entitled prior to the effective date of the Amendment (whether under the Plan, related agreements, amendments thereto, or interpretations by the Compensation Committee) would be detrimentally affected by the Amendment, the Amendment shall not apply.

          B. Notwithstanding any other provision of the Plan (or any provision of any agreement with respect to any grant hereunder), immediately prior to any Change of Control of the Company (as defined in Section 9.11(D) hereof), all stock options (whether non-qualified or incentive and whether granted to an employee or to a nonemployee Director) which are then outstanding hereunder shall become fully vested and exercisable and all restrictions and limitations on restricted shares of Common Stock then outstanding hereunder shall automatically lapse and all performance criteria and other conditions relating to the payment of Incentives shall automatically be deemed to be achieved or waived by the Company. As used in the immediately preceding sentence, `immediately prior' to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased under any such option and any formerly restricted shares on which restrictions have lapsed so that both types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other shareholders. To the extent, if any, required by section 422(d) of the Code, incentive stock options which become exercisable immediately prior to a Change of Control pursuant to this Section 9.11(B) shall thereby become non-qualified stock options. Notwithstanding any other provision of the Plan, including, without limitation, Section 9.11(C) hereof (or any provision of any agreement with respect to any grant hereunder), (i) any stock option which becomes exercisable pursuant to this Section 9.11(B) shall remain exercisable until the earlier of the end of the option term or the lapse of the option, and
     (ii) any lapse and deemed waiver of restrictions and limitations on restricted shares pursuant to

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     this Section 9.11(B) shall be a permanent lapse and deemed waiver of such restrictions and limitations.

          C. If any corporation, person or other entity (other than the Company) makes a tender offer or exchange offer for shares of the Common Stock pursuant to which purchases are made (an "Offer"), then from and after the date of the first purchase of the Common Stock pursuant to the Offer (the "Acceleration Date"), all outstanding options shall automatically become fully exercisable, all restrictions or limitations on any Incentives shall lapse and all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved or waived by the Company, without the necessity of any action by any person, for a period of 30 calendar days following the Acceleration Date. Subject to the other provisions of this Section 9.11, following the expiration of the 30-day period, any options not exercised and any shares of Common Stock issued hereunder not tendered or exchanged shall again be subject to the terms and conditions applicable prior to the Offer.

          D.  As used in this Section 9.11, `Change of Control' shall mean:

              (i) the acquisition by any `Person' (as defined in Section
     9.11(E) hereof) of `Beneficial Ownership' (as defined in Section 9.11(E) hereof) of 30% or more of the outstanding Shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock") or 30% or more of the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this subsection (D)(i), the following shall not constitute a Change of Control:

              (A) any acquisition (other than a `Business Combination' (as defined in Section 9.11(D)(iii) hereof) which constitutes a Change of Control under Section 9.11(D)(iii) hereof) of Common Stock directly from the Company,

              (B) any acquisition of Common Stock by the Company or its subsidiaries,

              (C) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

              (D) any acquisition of Common Stock by any corporation pursuant to a Business Combination which does not constitute a Change of Control under Section 9.11(D)(iii) hereof; or

              (ii) individuals who, as of the effective date of the Amendment, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Amendment whose election, or

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     nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

              (iii) consummation of a reorganization, merger or consolidation (including a merger or consolidation of the Company or any direct or indirect subsidiary of the Company), or sale or other disposition of all or substantially all of the assets of the Company (a `Business Combination'), in each case, unless, immediately following such Business Combination,

               (A) the individuals and entities who were the Beneficial Owners of the Company's outstanding Common Stock and the Company's voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect Beneficial Ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Post-Transaction Corporation (as defined in Section 9.11(E) hereof), and

               (B) except to the extent that such ownership existed prior to the Business Combination, no Person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either the Company, the Post-Transaction Corporation or any subsidiary of either corporation) Beneficially Owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 30% or more of the combined voting power of the then outstanding voting securities of such corporation, and

               (C) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

          E. As used in Section 9.11(D) hereof, the following words or terms shall have the meanings indicated:

              (i) Affiliate: `Affiliate' (and variants thereof) shall mean a Person that controls, or is controlled by, or is under common control with, another specified Person, either directly or indirectly.

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

              (ii) Beneficial Owner: `Beneficial Owner' (and variants thereof), with respect to a security, shall mean a Person who, directly or indirectly (through any contract, understanding, relationship or otherwise), has or shares (i) the power to vote, or direct the voting of, the security, and/or (ii) the power to dispose of, or to direct the disposition of, the security.

              (iii) Person: `Person' shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that `Person' shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

               (iv) Post-Transaction Corporation: Unless a Change of Control includes a Business Combination (as defined in Section 9.11(D)(iii) hereof), `Post-Transaction Corporation' shall mean the Company after the Change of Control. If a Change of Control includes a Business Combination, `Post-Transaction Corporation' shall mean the corporation resulting from the Business Combination unless, as a result of such Business Combination, an ultimate parent corporation controls the Company or all or substantially all of the Company's assets either directly or indirectly, in which case, `Post-Transaction Corporation' shall mean such ultimate parent corporation.

          9.12. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be the closing sale price on the consolidated transaction reporting system for New York Stock Exchange issues on the date of reference for a share of the Common Stock, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock.

          9.13 LOANS TO OPTIONEES. In the event of a Change of Control of the Company, as defined in Section 9.11, in connection with which a participant's employment with the Company will be terminated and the participant is precluded for any reason from selling shares of Common Stock, the Company shall, in connection with the exercise of an option, if requested by the participant, extend a loan to the participant in the maximum amount of the exercise price of the options to be exercised, plus the maximum tax liability that may be incurred in connection with the option exercise. Any such loan shall be unsecured, shall be on market terms and shall be payable in full no later than thirty days after the termination of the period during which the participant is precluded from selling shares of Common Stock. Any participant to whom a loan is extended hereunder shall, if requested by the Company, agree in writing not to sell shares of Common Stock for such period as shall be requested, it being understood that the Company's request that the participant not sell shares of Common Stock shall only be invoked to the extent necessary to preserve or recognize pooling-of-interests accounting treatment, tax-free reorganization status, or comparable corporate benefits from making such a request.

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     This Amended and Restated Plan is executed effective the 9th day of June,
2000.

                                          TIDEWATER INC.


                                          By:      /s/ Cliffe F. Laborde
                                                ------------------------------
                                                       Cliffe F. Laborde
                                                    Senior Vice President,
                                                 Secretary and General Counsel

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